UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2005
QUANTUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13449	94-2665054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800, San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

408-944-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition

On January 19, 2005, Quantum Corporation issued a press release, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/ SHAWN HALL
Shawn Hall Executive Vice President, General Counsel and Secretary

Dated:    January 19, 2005

EXHIBIT INDEX

Exhibit 99.1   Press release, dated January 19, 2005.

Exhibit 99.1   Press release, dated January 19, 2005.

QUANTUM CORPORATION REPORTS TWELVE PERCENT SEQUENTIAL REVENUE GROWTH AND SOLID PROFIT FOR FISCAL THIRD QUARTER

GAAP-Based Earnings Per Share of Eight Cents (Five Cents Non-GAAP) Reflects Strong Product Momentum Across Quantum and Continued Expense Management

SAN JOSE, Calif., Jan. 19, 2005 - Quantum Corp. (NYSE:DSS), a global leader in storage, today announced that revenue for its fiscal third quarter (FQ3’05), ended Dec. 26, 2004, was $201 million, up 12 percent from the fiscal second quarter (FQ2’05), and down 2 percent compared to the fiscal third quarter of 2004 (FQ3’04).  The sequential revenue growth was driven by increases in tape drive, media and storage systems sales, and across nearly all major product categories.  Quantum had a GAAP profit of $16 million, or 8 cents per share (diluted), compared to a loss of 3 cents per share in FQ2’05 and a loss of 4 cents per share in FQ3’04.  The GAAP profit reflected a $12.1 million tax benefit related to the settlement with Maxtor of tax issues associated with the sale of Quantum’s former hard disk drive business in 2001.  The company achieved a non-GAAP profit of $9 million, or 5 cents per share (diluted), an increase of 5 cents per share sequentially and 4 cents per share on a year-over-year basis.  (For a reconciliation of GAAP to non-GAAP figures, please see the accompanying table “Third Quarter Fiscal Year 2005 GAAP to Non-GAAP Reconciliation.”)  The financial results announced today do not include any contribution from Quantum’s acquisition of Certance, which was completed on Jan. 5, 2005, after the close of FQ3’05.

“We achieved solid momentum in the December quarter, with significant improvements in revenue and earnings over the prior quarter, double-digit revenue growth in both storage systems and tape media, and strong sales of our leading tape drive, tape automation and disk-based product offerings,” said Rick Belluzzo, chairman and CEO of Quantum.  “The significant progress we’ve made, combined with the recently closed acquisition of Certance, provides a tremendous foundation on which to further grow our business in backup, recovery and archive.”

Contributing to Quantum’s strong bottom line results in the December quarter was the company’s continued focus on managing expenses.  On a GAAP basis, operating expenses were $55 million, down from $58 million in the prior quarter and $67 million in FQ3’04.  Non-GAAP operating expenses were $53 million, flat with the three-year-low expense level achieved in FQ2’05 and down from $60 million on a year-over-year basis.  GAAP gross margin rates in FQ3’05 were up slightly on a sequential basis from 28.9 percent to 29.8 percent, while non-GAAP gross margin rates increased from 30.5 percent to 31.3 percent sequentially.  Compared to the same quarter last year, both GAAP and non-GAAP gross margin rates were down about two percentage points in FQ3’05.

Revenue in Quantum’s Storage Systems business for FQ3’05 was $84 million, an increase of 16 percent over the September quarter and 17 percent over the comparable quarter last year.  Contributing to this growth were higher sales across all of the company’s major tape automation product categories, with particular strength in the enterprise, where unit shipments of the PX720 library were up more than 40 percent sequentially.  In addition, unit shipments of both Quantum’s L-Series autoloaders and mid-range M-Series libraries increased approximately 20 percent sequentially.

The company’s DX-Series disk-based backup systems continued to gain momentum in the December quarter, with revenue nearly doubling on a year-over-year basis.  Demand in the government sector remained particularly strong, and Quantum also said it is experiencing an increased number of bids for large DX100 systems.

Quantum’s tape drive revenue grew 3 percent sequentially in the December quarter, to $67 million, down from $82 million in the comparable quarter last year.  The sequential growth was fueled primarily by increased unit shipments of the SDLT 600, which more than doubled over the prior quarter, and shipments of the DLT VS160, which were up approximately 50 percent sequentially, while sales of older products transitioned down.  The company said it anticipated further tape drive momentum in the current quarter, as two more major system OEMs are expected to begin shipping the SDLT 600 and as Quantum expands its product portfolio with new tape drive technologies acquired through Certance.

Tape media revenue in FQ3’05 was $51 million, an increase of 19 percent on a sequential basis.  Unit shipments of SDLT™ media increased significantly over the September quarter, and DLTtape IV branded and royalty volumes also were up over the prior quarter.  On a year-over-year basis, media revenue was down about 3 percent.

Going forward, Quantum said its strategic priorities would remain largely the same, but with some refinement as a result of the Certance acquisition.  Intended to deliver sustained growth and profit over the long-term, these refined priorities include:

·	Capitalizing on the company’s unique position as the independent volume leader in tape drives;

·	Continuing to transition its tape automation platforms;

·	Making selective investments to grow beyond its traditional tape businesses, as the company has done with its DX-Series disk-based systems; and

·

Leveraging synergies from the Certance acquisition to improve its cost and expense structure even further, while the company also shifts more focus to increasing gross margins and enhancing new product execution.

In providing guidance for the fiscal fourth quarter (FQ4’05), Quantum’s first as a newly combined company since the Certance acquisition, the company said it expects the quarter to reflect typical seasonal weakness as compared to FQ3’05.  Quantum also said it wanted to be a bit cautious as the company works to integrate Certance employees, systems, products and processes.

Quantum said it expects overall revenues for the current quarter to be in the range of $225 million to $240 million.  The company anticipates that GAAP gross margin rates will be slightly down sequentially and that non-GAAP gross margin rates will be roughly flat compared to the December quarter.  GAAP operating expenses in FQ4’05 are expected to be in the range of $71 million to $73 million, while non-GAAP operating expenses are expected to be in the $66 million to $68 million range, with no material synergies from the Certance acquisition expected in this first quarter of integration.  Quantum expects GAAP bottom line results for the current quarter to be in the range of breakeven to a loss of 4 cents per share, with non-GAAP earnings per share expected to be in the range of breakeven to 4 cents profit.  The GAAP to non-GAAP difference reflects estimates of $6.8 million in amortization of acquisition-related intangibles, of approximately $2 million in special charges related to restructuring, and of approximately $200 thousand related to the write-off of Certance in-process R&D.  (For a reconciliation of GAAP to non-GAAP amounts, please see the accompanying table entitled “GAAP to Non-GAAP Reconciliation of Projected Fiscal Year 2005 Fourth Quarter Data.”)

In addition to reporting its December quarter results, Quantum announced today that John Gannon, president and chief operating officer, will retire from the company at the end of the current fiscal year.  Following his retirement, the position of president and COO will be eliminated.  Quantum also announced that Lew Frauenfelder, senior vice president and general manager of the company’s Storage Devices Business Unit, is retiring at the end of January and will be succeeded by Jim Wold, Quantum’s vice president of engineering for that business unit.  Wold, who was previously vice president of engineering at Certance, has 28 years of engineering and manufacturing experience and, during just the last eight years alone, has overseen the development and launch of more than 25 tape products.  Frauenfelder will continue to work with

Quantum on a part-time basis for six months to assist with the transition, product roadmaps and new technology development.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release exclude the impact of:  amortization of acquisition-related intangible assets, special charges, charges for vacant facilities, gain on sale of equity interest, loss on debt extinguishment, deferred tax asset valuation charge, the $12.1 million tax benefit related to the settlement with Maxtor and results of discontinued operations.  These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Quantum relies on non-GAAP financial measures in assessing what it believes to be its core operating performance, and to assist in making operating decisions, including staffing, future management priorities and how it will direct future operating expenses.  Quantum’s business changed significantly with the disposition of the hard disk drive business in 2001, and total revenue and margins have declined significantly over the past three years.  Because of this, the company has incurred significant charges associated with these changes and “right-sizing” the company toward expected revenue levels.  Quantum excludes the financial impact of these and other items in reviewing what it believes are its core operating results.  In this regard, the company believes that non-GAAP financial measures provide meaningful supplemental information regarding its core operational performance.  In addition, these non-GAAP financial measures facilitate management’s internal comparisons to Quantum’s historical operating results and comparisons to competitors’ operating results.  Quantum reports these non-GAAP financial measures because it believes they are useful to investors, providing visibility to supplemental information used by management in its financial and operational decision-making.  In addition, the company has historically reported similar non-GAAP financial measures to its investors and believes the inclusion of comparative numbers provides consistency in the company’s financial reporting at this time.  Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

QUANTUM CORPORATION
THIRD QUARTER FISCAL YEAR 2005 GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per-share amounts)

	Three months ended	Nine months ended
	December 26, 2004
GAAP net income (loss)	$16,285	$(47)

Adjusting items:
Special charges: mainly severance related	641	10,227
Amortization of intangible assets	4,454	13,200
Gain on sale of equity investment	--	(1,238)
Income tax benefit related to Maxtor settlement	(12,095)	(12,095)

Non-GAAP net income	$9,285	$10,047

Non-GAAP net income per share, diluted	$0.05	$0.06

GAAP TO NON-GAAP RECONCILIATION OF PROJECTED FISCAL YEAR 2005 FOURTH QUARTER DATA

Projected GAAP gross margin rate	Slightly down
Adjustment: Estimated amortization of acquisition-related intangibles	Approximately $4 million
Projected non-GAAP gross margin rate	Roughly flat

Projected GAAP operating expenses	Range of $71-73 million
Adjustment: Estimated amortization of acquisition-related intangibles,
restructuring charges, and purchased in-process research and development	Approximately $5 million
Projected non-GAAP operating expenses	Range of $66-68 million

Projected GAAP loss per share	Breakeven to a loss of 4 cents per share
Adjustment: Estimated amortization of acquisition-related intangibles
restructuring charges, and purchased in-process research and development	Approximately 4 cents
Projected non-GAAP income (loss) per share	Approximately breakeven to 4 cents

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve a number of risks and uncertainties as identified in the Safe Harbor Statement of the press release.

These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Please see the section of this press release titled Use of Non-GAAP Financial Measures for more information.

Conference Call and Audio Webcast Notification

Quantum will hold a conference call today, Jan. 19, 2005, at 2 p.m. PST, to discuss its December quarter results.  Dial-in number: 303-262-2131 (U.S. & International).  Quantum will provide a live audio webcast of the conference call beginning today, Jan. 19, 2005, at 2 p.m. PST.  Site for the webcast and related information: http://investors.quantum.com/.

About Quantum

Quantum Corp. (NYSE:DSS), a global leader in storage, delivers highly reliable backup, recovery and archive solutions that meet demanding requirements for data integrity and availability with superior price/performance and comprehensive service and support.  Quantum offers customers of all sizes an unparalleled range of solutions, from leading tape drive and media technologies, autoloaders and libraries to disk-based backup systems.  Quantum is the world's largest volume supplier of both tape drives and tape automation and has pioneered the development of disk-based systems optimized for backup and recovery.  Quantum Corp., 1650 Technology Drive, Suite 800, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

###

Quantum, the Quantum logo, DLT and DLTtape are trademarks of Quantum Corporation registered in the United States and other countries.  SDLT and DX are trademarks of Quantum Corporation. All other trademarks are the property of their respective owners.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, statements relating to our financial outlook for our fiscal 2005 fourth quarter, our efforts to further grow our business in backup, recovery and archive, anticipated further tape drive momentum in our fourth fiscal quarter, our expectation that two more major system OEMs will begin shipping the SDLT 600, anticipated benefits and synergies associated with our acquisition of Certance, and our going forward strategic priorities intended to deliver sustained growth and profit over the long-term are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management's current expectations and are subject to certain risks and uncertainties. As a result, actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include, but are not limited to, our ability to successfully execute to our product roadmaps and timely ship our products, the risk that lower volumes and continuing price and cost pressures could lead to lower gross margins, media royalties from media manufacturers coming in at lower levels than expected, adjustments which could be made as we complete our financial and accounting review for the third quarter of fiscal 2005, acceptance of, or demand for, our products being lower than anticipated, the inability to successfully integrate the businesses of Quantum and Certance, costs related to the acquisition and labor integration issues. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors," on pages 35 to 46 in Quantum's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 3, 2004 and pages 38 to 49 in Quantum's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 14, 2004. In particular, you should review the risk factors on pages 35, 36 and 38 of our Form 10-Q under the headings “A large percentage of our sales come from a few customers, and these customers have no minimum or long-term purchase commitments”, “Our operating results depend on new product introductions, which may not be successful, in which case, our business, financial condition and operating results may be materially and adversely affected”, “We have experienced a downward trend in tape media and tape royalty revenues, primarily caused by year-over-year declines in Quantum branded tape media unit sales, and more recently, declines in media prices, which has had a negative effect on our profits and cash flow. If this trend were to continue or worsen, our business, financial condition and operating results may be even further materially and adversely affected”, “In October 2004, we entered into a definitive agreement to acquire Certance, and the failure to successfully integrate this acquisition could harm our business, financial condition and operating results” and “Competition has increased, and may increasingly intensify, in the tape drive and tape automation markets as a result of competitors introducing competing products based on new technology standards, which could materially and adversely affect our business, financial condition and results of operations.”  Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per-share amounts)

	Three Months Ended		Nine Months Ended
	December 26, 2004	December 28, 2003	December 26, 2004	December 28, 2003
Product revenue	$170,492	$171,900	$466,460	$501,729
Royalty revenue	30,907	33,483	87,668	100,744

Total revenue	201,399	205,383	554,128	602,473
Cost of revenue	141,348	140,322	384,040	415,742

Gross margin	60,051	65,061	170,088	186,731
Operating expenses:
Research and development	21,239	24,373	65,781	77,500
Sales and marketing	20,093	24,163	64,511	73,135
General and administrative	13,335	13,391	36,541	40,513
Special charges	641	4,584	10,227	8,160

	55,308	66,511	177,060	199,308

Income (loss) from operations	4,743	(1,450)	(6,972)	(12,577)
Interest income and other, net	2,387	527	6,501	5,573
Interest expense	(2,755)	(2,893)	(8,306)	(14,447)
Loss on debt extinguishment	--	--	--	(2,565)

Income (loss) before income taxes	4,375	(3,816)	(8,777)	(24,016)
Income tax provision (benefit)	(11,910)	2,660	(8,730)	29,914

Income (loss) from continuing operations	16,285	(6,476)	(47)	(53,930)
Discontinued operations:
Income from discontinued opertations, net of income taxes	--	1,043	--	1,043

Income from discontinued operations	--	1,043	--	1,043

Net income (loss)	$16,285	$(5,433)	$(47)	$(52,887)

Income (loss) per share from continuing operations
Basic	$0.09	$(0.04)	$--	$(0.31)
Diluted	$0.08	$(0.04)	$--	$(0.31)

Weighted average common shares-continuing operations
Basic	181,607	176,550	180,744	175,002
Diluted	219,280	176,550	180,744	175,002

Income per share from discontinued operations
Basic	$--	$0.01	$--	$0.01
Diluted	$--	$0.01	$--	$0.01

Weighted average common shares-discontinuing operations
Basic	181,607	176,550	180,744	175,002
Diluted	219,280	176,550	180,744	175,002

Net income (loss) per share
Basic	$0.09	$(0.03)	$--	$(0.30)
Diluted	$0.08	$(0.03)	$--	$(0.30)

Weighted average common and common equivalent shares
Basic	181,607	176,550	180,744	175,002
Diluted	219,280	176,550	180,744	175,002

QUANTUM CORPORATION
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per-share amounts)

	Three Months Ended		Nine Months Ended
	December 26, 2004	December 28, 2003	December 26, 2004	December 28, 2003
Product revenue	$170,492	$171,900	$466,460	$501,729
Royalty revenue	30,907	33,483	87,668	100,744

Total revenue	201,399	205,383	554,128	602,473
Cost of revenue	138,304	137,348	375,046	406,820

Gross margin	63,095	68,035	179,082	195,653
Operating expenses:
Research and development	20,839	23,943	64,585	76,218
Sales and marketing	19,215	23,289	61,883	69,633
General and administrative	13,203	13,266	36,159	40,136
Special charges	--	--	--	476

	53,257	60,498	162,627	186,463

Income from operations	9,838	7,537	16,455	9,190
Interest income and other, net	2,387	527	5,263	5,573
Interest expense	(2,755)	(2,893)	(8,306)	(14,447)

Income before income taxes	9,470	5,171	13,412	316
Income tax provision	185	2,660	3,365	8,652

Net income (loss)	$9,285	$2,511	$10,047	$(8,336)

Net income (loss) per share
Basic	$0.05	$0.01	$0.06	$(0.05)
Diluted	$0.05	$0.01	$0.06	$(0.05)

Weighted average common and common equivalent shares
Basic	181,607	176,550	180,744	175,002
Diluted	219,280	179,356	181,803	175,002

The non-GAAP amounts have been adjusted to eliminate the following:

Restructuring related
Special charges	$641	$4,584	$10,227	$5,349
Special charges valuation charge against manufacturing facility	--	--	--	2,335

Investment related
Gain on sale of equity investment	--	--	(1,238)	--
Results of discontinued operations, net of income taxes	--	(1,043)	--	(1,043)

Other
Loss on debt extinguishment	--	--	--	2,565
Amortization of intangible assets (1)	4,454	4,403	13,200	14,083
Income tax benefit related to Maxtor settlement	(12,095)	--	(12,095)	--
Valuation charge against net deferred tax assets	--	--	--	21,262

Total non-GAAP adjustments	$(7,000)	$7,944	$10,094	$44,551

Note 1 The amortization of intangibles was allocated as follows:

Cost of revenue	$3,044	$2,974	$8,994	$8,922
Research and development	400	430	1,196	1,282
Sales and marketing	878	874	2,628	3,502
General and administrative	132	125	382	377

	$4,454	$4,403	$13,200	$14,083

QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per-share amounts)

	Three Months Ended				Three Months Ended

	December 26, 2004			December 26, 2004	December 28, 2003			December 28, 2003

	GAAP	Adjustments	Notes	Non-GAAP	GAAP	Adjustments	Notes	Non-GAAP

Product revenue	$170,492			$170,492	$171,900			$171,900
Royalty revenue	30,907			30,907	33,483			33,483

Total revenue	201,399	--		201,399	205,383	--		205,383
Cost of revenue	141,348	$(3,044)	A	138,304	140,322	$(2,974)	A	137,348

Gross margin	60,051	3,044		63,095	65,061	2,974		68,035
Operating expenses:
Research and development	21,239	(400)	A	20,839	24,373	(430)	A	23,943
Sales and marketing	20,093	(878)	A	19,215	24,163	(874)	A	23,289
General and administrative	13,335	(132)	A	13,203	13,391	(125)	A	13,266
Special charges	641	(641)		--	4,584	(4,584)		--

	55,308	(2,051)		53,257	66,511	(6,013)		60,498

Income (loss) from operations	4,743	5,095		9,838	(1,450)	8,987		7,537
Interest income and other, net	2,387			2,387	527			527
Interest expense	(2,755)			(2,755)	(2,893)			(2,893)
Loss on debt extinguishment	--			--	--			--

Income (loss) before income taxes	4,375	5,095		9,470	(3,816)	8,987		5,171
Income tax provision (benefit)	(11,910)	12,095	D	185	2,660	--		2,660

Income (loss) from continuing operations	16,285	(7,000)		9,285	(6,476)	8,987		2,511
Discontinued operations:
Income from discontinued operations, net of income taxes	--	--		--	1,043	(1,043)		--

Income from discontinued operations	--	--		--	1,043	(1,043)		--

Net Income (loss)	$16,285	$(7,000)		$9,285	$(5,433)	$7,944		$2,511

Net income (loss) per share-basic	$0.09	$(0.04)		$0.05	$(0.03)	$0.04		$0.01
Net income (loss) per share-diluted	$0.08	$(0.03)		$0.05	$(0.03)	$0.04		$0.01

	Nine Months Ended				Nine Months Ended

	December 26, 2004			December 26, 2004	December 28, 2003			December 28, 2003

	GAAP	Adjustments	Notes	Non-GAAP	GAAP	Adjustments	Notes	Non-GAAP

Product revenue	$466,460			$466,460	$501,729			$501,729
Royalty revenue	87,668			87,668	100,744			100,744

Total revenue	554,128			554,128	602,473			602,473
Cost of revenue	384,040	$(8,994)	A	375,046	415,742	$(8,922)	A	406,820

Gross margin	170,088	8,994		179,082	186,731	8,922		195,653
Operating expenses:
Research and development	65,781	(1,196)	A	64,585	77,500	(1,282)	A	76,218
Sales and marketing	64,511	(2,628)	A	61,883	73,135	(3,502)	A	69,633
General and administrative	36,541	(382)	A	36,159	40,513	(377)	A	40,136
Special charges	10,227	(10,227)		--	8,160	(7,684)		476

	177,060	(14,433)		162,627	199,308	(12,845)		186,463

Income (loss) from operations	(6,972)	23,427		16,455	(12,577)	21,767		9,190
Interest income and other, net	6,501	(1,238)	C	5,263	5,573			5,573
Interest expense	(8,306)			(8,306)	(14,447)			(14,447)
Loss on debt extinguishment	--			--	(2,565)	2,565		--

Income (loss) before income taxes	(8,777)	22,189		13,412	(24,016)	24,332		316
Income tax provision (benefit)	(8,730)	12,095	D	3,365	29,914	(21,262)	B	8,652

Income (loss) from continuing operations	(47)	10,094		10,047	(53,930)	45,594		(8,336)
Discontinued operations:
Income from discontinued operations, net of income taxes	--	--		--	1,043	(1,043)		--

Income from discontinued operations	--	--		--	1,043	(1043)		--

Net income (loss)	$(47)	$10,094		$10,047	$(52,887)	$44,551		$(8,336)

Net income (loss) per share-basic	$--	$0.06		$0.06	$(0.30)	$0.25		$(0.05)
Net income (loss) per share-diluted	$--	$0.06		$0.06	$(0.30)	$0.25		$(0.05)

Notes
(A)	Amortization of intangible assets.
(B)	Valuation charge against net deferred tax assets.
(C)	Gain on sale of equity investment.
(D)	Income tax benefit related to Maxtor settlement

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 26, 2004	March 31, 2004

Assets
Current assets:
Cash and cash equivalents	$261,862	$214,607
Short-term investments	27,825	50,800
Accounts receivable, net of allowance for doubtful accounts of $8,679 and $9,988	111,692	117,397
Inventories	48,315	48,343
Service inventories	54,291	51,258
Deferred income taxes	27,520	27,514
Other current assets	26,797	36,625

Total current assets	558,302	546,544

Long-term assets:
Property and equipment, less accumulated depreciation	33,870	40,377
Purchased technology and other intangible assets, less accumulated amortization	47,675	60,874
Goodwill	45,690	45,690
Other assets	6,414	12,073

Total long-term assets	133,649	159,014

	$691,951	$705,558

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$61,288	$67,341
Accrued warranty	33,874	38,015
Short-term debt	1,511	537
Other accrued liabilities	97,356	105,991

Total current liabilities	194,029	211,884

Deferred income taxes	27,111	27,125
Convertible subordinated debt	160,000	160,000
Stockholders’ equity	310,811	306,549

	$691,951	$705,558